ARIAD PHARMACEUTICALS, INC.

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Harvey J. Berger, M.D., Chairman of the Board,
Chief Executive Officer and President;
Thomas J. DesRosier, Esq., Executive Vice President,
Chief Legal and Administrative Officer and Secretary;
and Edward M. Fitzgerald, Executive
Vice President, Chief Financial Officer and Treasurer;
of ARIAD Pharmaceuticals, Inc. (the ?Company?), together with Jonathan L. Kravetz, Brian P. Keane, and Scott A. Samuels of Mintz, Levin,
Cohn, Ferris Glovsky and Popeo, P.C., signing singly with full power of substitution, the undersigned?s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% shareholder of the Company, forms and authentication documents for
EDGAR Filing Access;

(2)	do and perform any and all acts for
and on behalf of the undersigned
which may be necessary or
desirable to complete and execute any such forms and authentication documents;

(3)	execute for and on behalf of the
undersigned, in the undersigned?s
capacity as an officer,
director and/or 10% shareholder of the Company, Forms 3, 4 and 5 in accordance with
Section 16(a) of the
Securities Exchange Act of 1934, as amended, and the rules thereunder;

(4)	do and perform any and all acts for and
on behalf of the undersigned
which may be necessary

or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

(5)	take any other action of any type whatsoever
in connection with the
foregoing which, in the
opinion of such attorney-in-fact, may be of benefit to, in the best interests of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact, on behalf of the undersigned pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion.


The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.



This Power of Attorney shall remain in
full force and effect until the
undersigned is no longer required to
file Forms 3, 4 and 5
with respect to the undersigned?s
holdings of and transactions in
securities
issued by the Company, unless earlier
revoked by the undersigned
in a signed writing delivered to the
foregoing attorneys-in-fact.

IN WITNESS THEREOF, the undersigned has
caused this Power of Attorney
to be executed this 24 day of April, 2015.





________________________________________
 						/s/Anna Protopapas